Exhibit 99.1

Universal Health Services, Inc. to Acquire Talkspace, Inc.

Industry-leading virtual behavioral healthcare platform accelerates outpatient strategy with expanded access to care

King of Prussia, PA and New York, NY (March 9, 2026) — Universal Health Services, Inc. (NYSE: UHS) announced today that it has entered into a definitive agreement to acquire Talkspace, Inc. (NASDAQ: TALK) for $5.25 per share. The enterprise value for the transaction is approximately $835 million, which UHS intends to finance with borrowings pursuant to its existing revolving credit facility.

Talkspace is a leading virtual behavioral healthcare company, with a network of approximately 6,000 licensed professionals that serve all 50 states, Washington, D.C., and Puerto Rico. As of December 31, 2025, Talkspace’s services were available to more than 200 million individuals through their health insurance plans, employee assistance programs, or as a benefit through their employer, school or government agency. Talkspace generated $229 million in revenue and provided more than 1.6 million therapy and psychiatry sessions in 2025.

“Talkspace’s patient-centric, clinically driven virtual platform perfectly complements the high-quality services delivered at our facilities, enabling us to expand access and offer more flexible, stepped solutions to address the growing demand for behavioral healthcare,” said Marc D. Miller, President and CEO of UHS. “This acquisition aligns with UHS’ core growth objectives by accelerating our outpatient and telehealth behavioral health strategies, diversifying our payor mix and delivering a comprehensive, technology-enabled continuum of care that supports innovative approaches to mental health services.”

“Over the past several years, Talkspace has transformed from a direct-to-consumer pioneer into a scaled, insurance-covered behavioral healthcare platform trusted by patients, providers, payors and employers,” said Jon R. Cohen, MD, CEO of Talkspace. “This transaction reflects the next logical step in expanding access to affordable, high-quality mental healthcare by integrating outpatient virtual care into a modern behavioral health ecosystem.”

Strategic and Financial Benefits

Talkspace’s approximately 6,000 providers and trusted virtual behavioral health platform will support the creation of the industry’s first nationally scaled, end-to-end continuum in behavioral healthcare. These new capabilities deliver a patient-centered virtual offering that facilitates seamless transitions across care settings and improves access for payors and consumers alike.

Excluding one-time costs related to the acquisition, the transaction is expected to be slightly accretive to UHS' adjusted net income attributable to UHS per diluted share (as defined below) during the first twelve months post-closing and increasingly accretive thereafter. The acquisition broadens UHS’ access to commercially insured populations nationwide, serving to diversify payor mix while laying a scalable platform for sustained growth through expanded and new outpatient and virtual behavioral health services.

Transaction Timing and Approvals

The transaction was unanimously approved by the respective Boards of Directors of UHS and Talkspace.

The transaction, which is expected to close during the third quarter of 2026, is subject to approval by Talkspace’s stockholders, satisfaction of regulatory approvals and other customary closing conditions.

Webcast Information

UHS management expects to discuss the acquisition during its presentation at the Leerink Partners Global Healthcare Conference on Monday, March 9, 2026, at 8:00am ET. A link to the webcast can be found in the investor relations section of the company’s website at www.uhs.com.

Advisors

UHS’ financial advisor is J.P. Morgan Securities LLC and its legal counsels are McDermott Will & Schulte and Stevens & Lee.

Talkspace’s financial advisor is Wells Fargo Securities, LLC and its legal counsel is Cravath, Swaine & Moore LLP.

About Universal Health Services, Inc.

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500® corporation, our annual revenues during 2025 were approximately $17.4 billion. In 2026, UHS was again recognized as one of Fortune World’s Most Admired Companies™; and in 2025, ranked #271 on the Fortune 500®; and ranked #355 among U.S. companies on Forbes Global 2000 World’s Largest Public Companies.

UHS is headquartered in King of Prussia, PA, and, through its subsidiaries, has approximately 101,500 employees and operates 29 inpatient acute care facilities, 346 inpatient behavioral health facilities and 168 outpatient and other facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 40 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT).

For additional information visit www.uhs.com.

From Fortune, ©2025, 2026 Fortune Media IP Limited. All rights reserved. Used under license.

About Talkspace

Talkspace (NASDAQ: TALK) is a leading virtual behavioral healthcare provider committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services, including therapy for individuals, teens, and couples, as well as psychiatric treatment and medication management (18+). With Talkspace’s core therapy offerings, members are matched with one of thousands of licensed therapists within days and can engage in live video, audio, or chat sessions, and/or unlimited asynchronous text messaging sessions.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. Most Americans have access to Talkspace through their health insurance plans, employee assistance programs, our partnerships with leading healthcare companies, or as a free benefit through their employer, school, or government agency.

For more information, visit www.talkspace.com

Forward-Looking Statements

This press release contains “forward-looking” statements based on UHS and/or Talkspace’s management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in UHS and Talkspace’s respective filings with the Securities and Exchange Commission (the “SEC”) (as set forth in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in UHS’ Annual Report on Form 10-K for the year ended December 31, 2025 and Talkspace’s Annual Report on Form 10-K for the year ended December 31, 2024), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Those risks and uncertainties include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy the closing conditions; the possibility that the consummation of the proposed acquisition is delayed or does not occur, including the failure of Talkspace’s stockholders to approve the proposed merger; uncertainty as to whether the parties will be able to complete the merger on the terms set forth in the merger agreement; uncertainty regarding the timing of the receipt of required regulatory approvals for the merger and the possibility that the parties may be required to accept conditions that could reduce or eliminate the anticipated benefits of the merger as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all; risks related to the possibility that competing offers or acquisition proposals for Talkspace will be made; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Talkspace to pay a termination fee; the outcome of any legal proceedings that may be instituted against the parties or others following announcement of the transactions contemplated by the merger agreement; challenges, disruptions and costs of closing, integrating the business and achieving anticipated synergies, or that such synergies will take longer to realize than expected; failure to retain key employees of Talkspace during the period prior to closing or thereafter; failure to retain a significant portion of Talkspace’s providers or relationships with payors, risks that the merger and other transactions contemplated by the merger agreement disrupt current plans and operations that may harm the parties’ businesses or divert management’s attention from the parties’ ongoing business operations; the amount of any costs, fees, expenses, impairments and charges related to the merger including costs and use of capital related to financing the merger; and uncertainty as to the effects of the announcement or pendency of the proposed merger on the market price of UHS’ and/or Talkspace’s common stock and/or on their respective financial performances. Readers should not place undue reliance on such forward-looking statements which reflect UHS and/or Talkspace’s management's view only as of the date hereof. Neither UHS nor Talkspace undertakes any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Talkspace by UHS. In connection with the proposed transaction, Talkspace intends to file relevant materials with the SEC, including Talkspace’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF TALKSPACE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING TALKSPACE’S PROXY STATEMENT (IF AND WHEN AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov or from Talkspace’s investor relations webpage at https://investors.talkspace.com/.

Participants in the Solicitation

Talkspace and its directors, executive officers and certain other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from Talkspace’s stockholders in favor of the proposed transaction. Information about Talkspace’s directors and executive officers is set forth in Talkspace’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of stockholders, which was filed with the SEC on April 30, 2025. To the extent holdings of Talkspace’s securities by its directors or executive officers have changed since the amounts set forth in such 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of participants in the solicitation, which may, in some cases, be different than those of Talkspace’s stockholders generally, will be set forth in Talkspace’s proxy statement relating to the proposed transaction when it becomes available.

Contacts

UHS

Investors: Darren Lehrich, darren.lehrich@uhsinc.com, (610) 382-3310

Media: mediarelations@uhsinc.com

Talkspace

Investors: talkspaceir@icrhealthcare.com

Media: Press@talkspace.com